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                                                                    EXHIBIT 5.02

                     [Letterhead of - DAY, BERRY & HOWARD]



                                                January 23, 1996


MBIA Inc.
113 King Street
Armonk, New York 10504

Re:   MBIA Inc.
      Registration Statement on Form S-3
      Registration No. 333-00217
      ----------------------------------

Gentlemen:

        We have acted as special Connecticut counsel to MBIA Inc., a Connecticut corporation (the "Company"), as to certain matters of Connecticut law relating to the sale by the Company and a certain Selling Shareholder of up to 3,890,000 shares of Common Stock, par value $1.00 per share (the "Shares"). Reference is made to the filing of the above-referenced Registration Statement (the "Registration Statement") for the Company on Form S-3 with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended, covering the registration of the Shares. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Registration Statement.

        We have examined the Company's Certificate of Incorporation and Bylaws, both as amended and restated to date, records of the corporate proceedings of the Board of Directors of the Company with respect to the Registration Statement and the offering contemplated thereby, and such other documents, and have made such examination of law, as we have deemed relevant and necessary in order to render our opinion.

        Based on the foregoing, we are of the opinion that the 3,120,000 Shares that are being registered for sale by the Selling Shareholder have been duly authorized and are validly issued, fully paid and non-assessable. The 770,000 Shares that are being registered for sale by the Company have been duly authorized and, when issued against
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DAY, BERRY & HOWARD

MBIA Inc.
January 23, 1996
Page 2

payment therefor as contemplated by the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

        Messrs. Debevoise & Plimpton may rely upon this opinion as though it were addressed to them on the date hereof.

        We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus included in the Registration Statement under the caption "Legal Opinions." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.


                                        Very truly yours,

                                        /s/ Day, Berry & Howard

                                        Day, Berry & Howard


WHC